Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-143391, 333-30515, 333-106092, 333-117773, 333-138208, and 333-138212 on Forms S-8 and Registration Statement No. 333-156542 on Form S-3 of our report dated March 31, 2011 with respect to the consolidated financial statements of TIB Financial Corp., which report appears in this Annual Report on Form 10-K of TIB Financial Corp. for the year ended December 31, 2010.

/s/Crowe Horwath LLP
Crowe Horwath LLP

Fort Lauderdale, Florida
March 31, 2011